UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CYTORI THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CYTORI THERAPEUTICS, INC.
3020 CALLAN ROAD
SAN DIEGO, CALIFORNIA 92121

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 2, 2007

Dear Cytori Therapeutics, Inc. Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of the stockholders of Cytori Therapeutics, Inc. The Annual Meeting will be held in the United States, at the Company’s headquarters located at 3020 Callan Road, San Diego, California 92121 on August 2, 2007, commencing at 9:00 a.m., San Diego local time, and at 6:00 p.m., Frankfurt local time. I look forward to meeting with as many of our stockholders as possible. The meeting will be webcast live for those who are unable to attend in person.

To access the webcast of the meeting please visit our website at www.cytoritx.com and follow the link in our Investor Relations section.  To place your vote over the Internet, please see the instructions on the enclosed proxy card.

At the meeting, you will be asked to elect our Board of Directors and to ratify our Audit Committee’s selection of the independent registered public accounting firm. There will also be a report on our business, and those who attend in person will have the opportunity to ask questions about us. In addition, we will address any other business properly brought before the meeting.

We have attached a Proxy Statement that contains more information about these items and the meeting. Stockholders that own stock at the close of business on June 4, 2007, can vote at the meeting. A list of our stockholders entitled to vote will be available for inspection by any stockholder at our offices in San Diego, during normal business hours for ten business days prior to the meeting. This list will also be available during the meeting.

We hope that you will find it convenient to attend the meeting in person. Whether or not you expect to attend, please complete, date, sign, and mail the enclosed proxy card to ensure your representation at the meeting and the presence of a quorum. If you decide to attend the meeting and wish to change your proxy vote, you may do so by voting in person at the meeting. If your shares are held in the name of a bank or broker, however, you must obtain a legal proxy from the bank or broker to attend the meeting and vote in person.

By Order of the Board of Directors,

CHRISTOPHER J. CALHOUN
Chief Executive Officer

San Diego, California, USA
June 22, 2007

Cytori Therapeutics, Inc.
3020 Callan Road
San Diego, CA 92121
(858) 458-0900

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of our Board of Directors to be used at our Annual Meeting of stockholders to be held on August 2, 2007, and at any postponement or adjournment of the Annual Meeting, for the purposes set forth in the accompanying notice of Annual Meeting. Our annual report for the year ended December 31, 2006 accompanies this Proxy Statement. This Proxy Statement and accompanying materials are expected to be first sent or given to our stockholders on or about June 22, 2007.

We have fixed the close of business on June 4, 2007 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of shares of our common stock on that date are entitled to notice of and to vote at the Annual Meeting. On April 15, 2007, there were 23,575,622 shares of our common stock outstanding.

Questions and Answers about the Meeting and Voting

1. What is a Proxy Statement and why has this Proxy Statement been sent to me?

A Proxy Statement is a document that the Securities and Exchange Commission regulations require us to give you when we ask you to sign a proxy card with regard to voting on proposals at the Annual Meeting. Among other things, a Proxy Statement describes those proposals and provides information about us. The Board of Directors of Cytori Therapeutics, Inc. is soliciting the enclosed proxy to be used at the Annual Meeting and at any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at the Company’s headquarters located at 3020 Callan Road, San Diego, California 92121. We will use the proxies received in connection with proposals to:
•	Elect directors;

•	Ratify the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for the 2007 fiscal year; and

•	Transact any other business that is proposed in accordance with our by-laws before the meeting is finally adjourned.

2. What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy holder. Designation of a particular proxy holder can be effected by completion of a written proxy card, such as the one attached to this Proxy Statement. Our Chief Executive Officer and Member of the Board of Directors, Christopher J. Calhoun, and our President and Member of the Board of Directors, Marc H. Hedrick, MD, have been designated the proxy holders for the 2007 Annual Meeting.

3. What is the difference between a stockholder of record and a beneficial owner who holds stock in street name?

The vast majority of our stockholders are represented on our share register in the name of a bank, broker or other third party institution and not in their own name. These stockholders are referred to as beneficial owners who hold their shares in street name. (In this situation, the banks, brokers, etc. are the stockholders of record.) If you have elected to hold your shares in certificate form, your name will appear directly on our register as a stockholder of record.

4. What different methods can I use to vote?

Stockholders and beneficial owners can vote by written proxy card, or stockholders may vote in person at the meeting (unless they are street name/beneficial-owner holders without a legal proxy). If your shares are held in the name of a bank or broker (street name), however, you must obtain a legal proxy from the bank or broker to attend the meeting and vote in person.

5. What is the record date and what does it mean?

The record date for the 2007 Annual Meeting is June 4, 2007. The record date is established by our Board of Directors as required by Delaware law. Owners of common stock at the close of business on the record date are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.

6. How can I revoke a proxy?

A stockholder can revoke a proxy by giving written notice or revocation to our corporate secretary, delivering a later dated proxy, or voting in person at the meeting. Attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy.

7. What are my voting choices when voting for director nominees, and what vote is needed to elect directors?

In voting on the election of director nominees to serve until the 2008 Annual Meeting, stockholders may vote in favor of each nominee, or may withhold votes as to each nominee. In addition, if any other candidates are properly nominated at the meeting, stockholders of record who attend the meeting could vote for the other candidates. Directors will be elected by a plurality. Stockholders are not entitled to cumulative voting rights with respect to the election of directors. The Board recommends a vote “FOR” each of the nominees identified in this proxy statement.

8. What are my voting choices when voting to ratify the selection of our independent registered public accounting firm?

In voting on the ratification of the selection of our independent registered public accounting firm, stockholders may vote in favor of the selection or against the selection, or may abstain from voting on the selection. The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting is required to approve this proposal. Abstentions have the same effect as votes against the proposal. The Board recommends a vote “FOR” ratification.

9. How will a proxy get voted?

If you properly fill in and return the enclosed proxy card, the designated proxy holders (the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the designated proxy holders will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of each listed nominee for director; and

•	“FOR” ratification of KPMG LLP as our independent registered public accounting firm for the 2007 fiscal year.

If necessary, and unless you have indicated on your proxy card that you wish to vote against any of the proposals, the individuals named on your proxy card may vote in favor of a proposal to adjourn the meeting to a later date in order to obtain additional votes with respect to any of the proposals.

10. How are abstentions and broker non-votes counted?

Abstentions and broker non-votes will count toward establishing a quorum. Broker non-votes occur when brokers holding shares in street name for beneficial owners do not receive instructions from the beneficial owners about how to vote the shares. An abstention occurs when a stockholder withholds such shareholder’s vote by checking the “abstain” box on the proxy card or (if present and voting at the meeting) a ballot.

Because custodians will have discretionary voting authority with respect to election of directors and the ratification of the independent registered public accounting firm, broker non-votes will have no effect with respect to the election of directors or ratification of the appointment of the independent registered public accounting firm. The outcome of these proposals is determined by a majority of votes cast, and abstentions and broker non-votes will have no effect on the outcome because they are not counted as votes cast for or against the proposal. For the same reason, abstentions will have no effect on the proposal to ratify the independent registered public accounting firm.

11. Who pays for the solicitation of proxies?

We pay the entire cost of the solicitation of proxies. This includes preparation, assembly, printing, and mailing of this Proxy Statement and any other information we send to stockholders. We may supplement our efforts to solicit your proxy in the following ways:

•	We may contact you using the telephone or electronic communication;

•	Directors, officers, or other regular employees of Cytori Therapeutics may contact you personally; or

•	We may hire agents for the sole purpose of contacting you regarding your proxy.

If we hire soliciting agents, we will pay them a reasonable fee for their services. We will not pay directors, officers, or other regular employees any additional compensation for their efforts to supplement our proxy solicitation.

We anticipate that banks, brokerage houses and other custodians, nominees, and fiduciaries will forward soliciting material to the beneficial owners of shares of common stock entitled to vote at our Annual Meeting and that we will reimburse those persons for their out-of-pocket expenses incurred in this connection.

12. What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum exists when at least 33 ⅓ % of the holders of shares of common stock issued, outstanding and entitled to vote are represented at the meeting. Shares of common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

13. How will voting on "any other business" be conducted?

Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any additional business is presented at the Annual Meeting, your signed proxy card gives authority to the designated proxy holders to vote on such matters at their discretion.

PROPOSAL #1. ELECTION OF DIRECTORS

Effective upon the Annual Meeting, our Board of Directors will be composed of six members. The names of the six nominees for election as directors are set forth below (the ages shown are as of August 2, 2007). Each of the nominees is currently serving as a member of our Board of Directors. All directors are elected annually and serve a one-year term until the next Annual Meeting, or until their respective successors are duly elected. All of the nominees listed below are expected to serve as directors if they are elected. If any nominee should decline or be unable to accept such nomination or to serve as a director, an event which our Board of Directors does not now expect, our Board of Directors reserves the right to nominate another person or to vote to reduce the size of our Board of Directors. If another person is nominated, the proxy holders intend to vote the shares to which the proxy relates for the election of the person nominated by our Board of Directors.

Nominees and Business Experience

Name	Age	Position(s)
Christopher J. Calhoun	41	Chief Executive Officer and Director
Marc H. Hedrick, MD	44	President and Director
Paul W. Hawran	55	Director
Ronald D. Henriksen	68	Director
E. Carmack Holmes, MD	69	Director
David M. Rickey	51	Director

Christopher J. Calhoun is a co-founder of the Company and has served as Chief Executive Officer and Director since 1997. Mr. Calhoun also served as our President from April 2002 to May 2004 and from 1996 to 1998. Mr. Calhoun is a co-inventor on multiple US and International patents used for our bioresorbable implant technology. These inventions include bioresorbable polymers for skeletal repair and regeneration, implant surfaces for tissue guidance, and postsurgical scar tissue reduction. Mr. Calhoun received a BA from the University of California, San Diego and an MBA from the University of Phoenix.

Marc H. Hedrick, MD, President of the Company since May 2004, joined us as Chief Scientific Officer, Medical Director and Director in November 2002. In December 2000, Dr. Hedrick co-founded StemSource, Inc., to develop adipose stem and regenerative cell-based technologies and therapies, and he served as its President and Chief Executive Officer before joining us. Dr. Hedrick is named as an inventor on an issued and many pending foundational patents related to adipose stem and regenerative cell technologies and related therapeutic applications. He is an author or co-author of nearly 100 scientific publications relating to adipose-derived stem and regenerative cell technologies and/or plastic surgery. He is trained as a General and Plastic Surgeon, and is a former Associate Professor of Surgery and Pediatrics at the University of California, Los Angeles (UCLA). Dr. Hedrick obtained his MD degree from University of Texas Southwestern Medical School, Dallas and an MBA from UCLA Anderson School of Management.

Paul W. Hawran joined us as Director in February 2005. Mr. Hawran has been Chief Financial Officer of Sequenom, Inc., a genetics company, since April 2007. In addition, Mr. Hawran served on the Board of Directors of Sequenom from August 2006 to February 2007. Mr. Hawran served as Executive Vice President and Chief Financial Officer of Neurocrine Biosciences, Inc. from January 2001 through September 2006, and as a Senior Advisor to Neurocrine from September 2006 through April 2007. Before that, he served as Senior Vice President and Chief Financial Officer of Neurocrine from 1996 to 2001 and Vice President and Chief Financial Officer from 1993 to 1996. Mr. Hawran was employed by SmithKline Beecham (now Glaxo SmithKline) from July 1984 to May 1993, most recently as Vice President and Treasurer. Prior to joining SmithKline in 1984, he held various financial positions at Warner Communications (now Time Warner) involving corporate finance, financial planning and domestic and international budgeting and forecasting. Mr. Hawran received a BS in finance from St. John's University and an MS in taxation from Seton Hall University. He is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants.

Ronald D. Henriksen joined us as Director in October 2002, and was appointed our Interim Chairman of the Board in April 2007. Mr. Henriksen has served as Chief Investment Officer of Twilight Venture Partners, LLC (a venture capital company) since 2002. Since November 2006, he has served as Chairman of Semafore Pharmaceuticals, Inc., an Indianapolis-based cancer therapeutics company, and from January 2005 to November 2006 he was Acting CEO at Semafore. Mr. Henriksen has served as CEO of EndGenitor Technologies, Inc., an adult stem cell company, since February 2005, and from 1998 to 2002 he served as President of the Indiana University Research & Technology Institute, an organization responsible for the technology transfer, licensing and new business start-up activities at Indiana University. From 1995 through 1998 Mr. Henriksen served as a consultant in business development, financing and general management to pharmaceutical and biotechnology companies. During that time, he was also CEO of Itasca Ventures, LLC (a US venture capital company). From 1993 through 1995 Mr. Henriksen was President and CEO of Khepri Pharmaceuticals, Inc. (a US biotechnology company), until its merger with Arris Pharmaceuticals (now part of Celera Genomics). For twenty-three years previous to 1994 he held various managerial and executive positions with Eli Lilly and Company (a US healthcare company), including Managing Director for Brazil, Mexico and Central America. Mr. Henriksen is also a board member of QLT Inc., Canada’s largest biopharmaceutical company; PreMD Inc., a public Canadian medical diagnostic products company; BioStorage Technologies, a biological storage company located in Indianapolis; and ANGEL Learning, Inc., a private US educational software company which he founded. Mr. Henriksen received his BS in Industrial Administration from Iowa State University and an MBA from Harvard Business School. He also served as an officer for four years in the US Navy.

E. Carmack Holmes, MD joined us as Director in August 2003. Since 1997, Dr. Holmes has served as the Executive Director of the Center for Advanced Surgery and Interventional Technology at the University of California Los Angeles (UCLA) School of Medicine. From 1995 to 2004, Dr. Holmes held the position of William P. Longmire, Jr. Professor and Chairman, Department of Surgery, UCLA School of Medicine, and from 1994 to 2004 he served as the Surgeon-in-Chief and Chairman, Department of Surgery at the UCLA Medical Center. He joined UCLA in 1973 and has held professorial positions in the Divisions of Cardiothoracic Surgery and Surgical Oncology for over 30 years. His surgical training was conducted at Johns Hopkins University and the National Cancer Institute at the National Institutes of Health (NIH). Dr. Holmes graduated from Duke University and holds an MD from the University of North Carolina Medical School.

David M. Rickey has served as Director of the Company since November 1999. Mr. Rickey has been a principal of Rickey Enterprises, a family investment firm, since 2005. From 1996 to 2005, Mr. Rickey was President and Chief Executive Officer of Applied Micro Circuits Corporation, which provides high-performance, high-bandwidth silicon solutions for optical networks. Mr. Rickey also served as a Director and Chairman of the Board of Applied Micro Circuits Corporation and a Director of AMI Semiconductor, Inc. and currently serves as a Director of Netlist, Inc., which designs and builds memory and application-specific modules for Internet infrastructure. He holds a BS from Marietta College, a BS from Columbia University and an MS from Stanford University.

We do not have a policy regarding attendance by Board members of our annual meetings of stockholders. Six of our seven Board members attended our 2006 Annual Meeting of Stockholders held in August 2006.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL #2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2007, and has further directed that we submit the selection of the independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. KPMG was our independent registered public accounting firm for the fiscal year ending December 31, 2006. The selection of the independent registered public accounting firm is not required to be submitted for stockholder approval. However, if the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of KPMG. Even if the selection is ratified, our Audit Committee may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that the change would be in the Company’s best interests.

Representatives of KPMG will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Additional information concerning the Audit Committee and our Independent Registered Public Accounting Firm can be found in the “Audit Matters” section of this Proxy Statement.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007.

CORPORATE GOVERNANCE

The Board of Directors held five meetings and action was taken via unanimous written consent three times during 2006. The Audit Committee met six times; the Compensation Committee met five times; the Governance and Nominating Committee took action via unanimous written consent once; the Executive Committee took action via unanimous written consent three times; and the Special Pricing Committee met three times during 2006. Each member of the Board attended 75% or more of the aggregate of (i) the total number of Board meetings held during the period of such member’s service and (ii) the total number of meetings of Committees on which such member served, during the period of such member’s service.

Board Independence

The Board of Directors has determined that Messrs. Hawran, Henriksen and Rickey, and Dr. Holmes are “independent” under the rules of the Nasdaq Stock Market, and Mr. Calhoun and Dr. Hedrick are not. Under applicable SEC and Nasdaq rules, the existence of certain “related party” transactions above certain thresholds between a director and the company are required to be disclosed and preclude a finding by the Board that the director is independent. Although the Board also has the power to consider whether transactions of those types but below the thresholds render a director not “independent,” and to consider whether any other types of transactions, relationships or arrangements (i.e., not specified in the SEC and Nasdaq rules) render a director not “independent”; however, the Board did not consider any such items in making its independence determination as to these four directors.

Board Committees

The Board of Directors has standing Audit, Compensation, and Governance and Nominating Committees.

Compensation Committee. The Compensation Committee handles compensation matters and administers our Amended and Restated 1997 Stock Option and Stock Purchase Plan and the 2004 Equity Incentive Plan. The committee consists of Mr. Rickey (chairman), Mr. Hawran and Mr. Henriksen. The committee reviews and establishes the compensation and benefits for the Chief Executive Officer and the other executive officers, and establishes the contours of the program by which Mr. Calhoun is authorized to grant stock options to employees other than senior management. The Compensation Committee is comprised solely of independent directors, as that term is defined by Rule 4200 of the Nasdaq Marketplace Rules. The charter of the Compensation Committee has been established and approved by the Board of Directors, and a copy of the charter has been posted on our website at www.cytoritx.com. Although the Compensation Committee does not use compensation consultants to determine or recommend the amount or form of executive and director compensation, the Compensation Committee does use data from the annual Radford Global Life Sciences Survey (formerly known as the Radford Biotechnology Survey) of executive compensation at public biotechnology companies of a size roughly similar to the Company’s in establishing the amount and form of executive compensation. Management selects and contracts with Radford for this survey data and specifies the report parameters based on the Compensation Committee’s recommendations.

Audit Committee. Mr. Hawran (chairman), Mr. Henriksen and Mr. Rickey are the members of our Audit Committee. The Audit Committee is comprised solely of independent directors, as that term is defined by Rule 4200 of the Nasdaq Marketplace Rules. The committee selects our auditors, reviews the scope of the annual audit, approves the audit fees and non-audit fees to be paid to our auditors, and reviews our financial accounting controls with the staff and the auditors. The Board of Directors has determined that Mr. Hawran is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC Regulation S-K. The charter of the Audit Committee has been established and approved by the Board of Directors, and a copy of the charter has been posted on our website at www.cytoritx.com.

Governance and Nominating Committee. Mr. Henriksen (chairman), Mr. Hawran and Dr. Holmes are the members of our Governance and Nominating Committee. The Governance and Nominating Committee is comprised solely of independent directors, as that term is defined by Rule 4200 of the Nasdaq Marketplace Rules. The Governance and Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Board, evaluates the effectiveness of the Board, and recommends the structure, responsibility and composition of the committees of the Board. The committee is also responsible for recommending guidelines and policies for corporate governance for adoption by the Board, and for evaluating and making recommendations to the Board with respect to the compensation of the non-employee directors of the Board. The charter of the Governance and Nominating Committee has been established and approved by the Board of Directors, and a copy of the charter has been posted on our website at www.cytoritx.com.

DIRECTOR NOMINATIONS

Criteria for Board Membership. In selecting candidates for appointment or re-election to the Board, the Governance and Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the directors are independent under the rules of the Nasdaq Stock Market, and that members of the Company’s Audit Committee meet the financial literacy and sophistication requirements under the rules of the Nasdaq Stock Market, and at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are selected on the basis of their relevance, depth and breadth of experience, reputation among our various constituencies and communities, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties, but there are no other pre-established qualifications, qualities or skills at this time that any particular director nominee must possess.

Stockholder Nominees. The Governance and Nominating Committee is responsible for the consideration of any director candidates recommended by security holders, provided such nominations are made pursuant to the Company’s Bylaws and applicable law. The Committee does not have a specific protocol with regard to the consideration of any director candidates recommended by security holders, because no such candidates have ever been proposed and the Board does not expect any to be proposed in the foreseeable future. However, any recommendations received from the security holders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. Any such nominations should be submitted to the Governance and Nominating Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) other appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted no later than the deadlines described in the Bylaws of the Company and under the caption, “Stockholder Proposals for 2008 Annual Meeting” below.

STOCKHOLDER COMMUNICATION WITH THE BOARD

The Board of Directors has appointed Paul W. Hawran as Chairman of the Audit Committee. In addition, he is a member of the Governance and Nominating Committee and is responsible for facilitating compliance with our Code of Business Conduct and Ethics. Stockholders and other parties interested in communicating directly with Mr. Hawran or with the non-management directors as a group may do so by writing to Paul W. Hawran, P.O. Box 1162, Rancho Santa Fe, CA 92067, USA. If the communication so requests and Mr. Hawran determines that it is appropriate to do so, he will share the communication with the entire Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Messrs. Rickey (Chair), Hawran and Henriksen, each of whom is an independent director, and none of whom is a current or former employee of the Company. During 2006, none of our executive officers served as a director or member of the Compensation Committee or any Board committee performing equivalent functions for another entity that has one or more executive officers serving on our Board of Directors.

CODE OF ETHICS

We have adopted a code of business conduct and ethics that applies to all officers and employees, including our principal executive officer, principal financial officer and controller. This code of business conduct and ethics has been posted on our website at www.cytoritx.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our Common Stock as of April 15, 2007 (or earlier date for information based on filings with the Securities and Exchange Commission) by (a) each person known to us to own more than 5% of the outstanding shares of the Common Stock, (b) each director and nominee for director, (c) our Chief Executive Officer, Chief Financial Officer and each other executive officer named in the compensation tables appearing later in this Proxy Statement and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the Securities and Exchange Commission (the “SEC”) or other reliable information. A total of 23,575,622 shares of our common stock were issued and outstanding as of April 15, 2007.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Owned (2)	Number of Shares of Common Stock Subject to Options Exercisable Within 60 Days (3)	Total Number of Shares of Common Stock Beneficially Owned (4)	Percent Ownership

Olympus Corporation Shinjuku Monolith, 3-1 Nishi-Shinjuku 2-Chome, Shinjuku-ku, Tokyo 163-0914, Japan	3,013,043	—	3,013,043	12.8%
Neil Gagnon 1370 Avenue of the Americas, Suite 2002 New York, NY 10019	2,291,590	—	2,291,590	9.7%

Christopher J. Calhoun	170,000	858,604	1,028,604	4.2%
Marshall G. Cox	413,116	385,832	798,948	3.3%
Marc H. Hedrick, MD	428,238	269,790	698,028	2.9%
Mark E. Saad	61,500	189,997	251,497	1.1%
Seijiro N. Shirahama	6,200	139,165	145,365	*
John Ransom, PhD	—	27,292	27,292	*
Ronald D. Henriksen	18,161	153,332	171,493	*
David M. Rickey	27,609	128,332	155,941	*
E. Carmack Holmes, MD	13,161	99,165	112,326	*
Paul W. Hawran	—	36,666	36,666	*
All executive officers and directors as a group (13)	1,143,378	2,592,028	3,735,406	14.3%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares as of April 15, 2007.

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Cytori Therapeutics, Inc., 3020 Callan Road, San Diego, CA 92121.

(2)	Represents shares of outstanding common stock owned by the named parties as of April 15, 2007.

(3)
Shares of common stock subject to stock options currently exercisable or exercisable within 60 days of April 15, 2007 are deemed to be outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person.

(4)
The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities for which that person has a right to acquire beneficial ownership within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Joint Venture. On November 4, 2005, we entered into a strategic development and manufacturing joint venture agreement and other related agreements (“JV Agreements”) with Olympus Corporation (“Olympus”). As part of the terms of the JV Agreements, we formed a joint venture, Olympus-Cytori, Inc. (the “Joint Venture”), to develop and manufacture future generation devices based on our Celution™ System.

Under the Joint Venture Agreements, Olympus paid $30,000,000 for its 50% interest in the Joint Venture. Moreover, Olympus simultaneously entered into a License/Joint Development Agreement with the Joint Venture and us to develop a second generation commercial system and manufacturing capabilities. We licensed our device technology, including the Celution™ System and certain related intellectual property, to the Joint Venture for use in future generation devices. These devices will process and purify adult stem and regenerative cells residing in adipose (fat) tissue for various therapeutic clinical applications. In exchange for this license, we received a 50% interest in the Joint Venture, as well as an initial $11,000,000 payment from the Joint Venture; the source of this payment was the $30,000,000 contributed to the Joint Venture by Olympus. Moreover, upon receipt of a CE mark for the first generation Celution™ System in January 2006, we received an additional $11,000,000 development milestone payment from the Joint Venture.

Development Services. As part of the formation of the Joint Venture and as discussed above, the Joint Venture agreed to purchase development services from Olympus. In December 2005, the Joint Venture paid to Olympus $8,000,000 as a payment for those services. The payment has been recognized in its entirety as an expense on the books and records of the Joint Venture as the expenditure represents a payment for research and development services that have no alternative future uses. Our share of this expense has been reflected within the account, equity loss from investment in joint venture, within the consolidated statement of operations.

In a separate agreement entered into on February 23, 2006, we granted Olympus an exclusive right to negotiate commercialization collaboration for the use of adipose stem and regenerative cells for a specific therapeutic area outside of cardiovascular disease. In exchange for this right, we received a $1.5 million payment from Olympus. As part of this agreement, Olympus will conduct market research and pilot clinical studies in collaboration with us over a 12 to 18 month period for the therapeutic area.

Olympus Stock Purchase. In August 2006, pursuant to our shelf registration statement on Form S-3 (File No. 333-134129), we sold 1,913,043 shares of our common stock to Olympus at $5.75 per share for an aggregate of approximately $11,000,000.

Procedures for Approval of Related Person Transactions

The Governance and Nominating Committee of the Board of Directors is responsible for reviewing and approving all material transactions with any related party. However, in certain cases, transactions have been approved by the Audit Committee, or some other committee consisting of all independent directors, as the case may be. Related parties include any of our directors or executive officers, certain of our shareholders and their immediate family members. This obligation is set forth in writing in our Governance and Nominating Committee Charter. A copy of the Governance and Nominating Committee Charter is available at www.cytoritx.com under Investor Relations - Corporate Governance.

To identify related party transactions, each year we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual's private interest interferes, or appears to interfere, in any way with the interests of the Company. Our Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify our Compliance Officer.

We expect our directors, officers and employees to act and make decisions that are in the Company’s best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to the Company in an objective and fair manner. Exceptions are only permitted in the reasonable discretion of the Board of Directors or the Corporate Governance and Nominating Committee. In addition, we are strictly prohibited from extending personal loans to, or guaranteeing the personal obligations of, any director or officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons or entities who own more than ten percent of our common stock, to file with the Securities and Exchange Commission reports of beneficial ownership and changes in beneficial ownership of our common stock. Those directors, officers, and stockholders are required by regulations to furnish us with copies of all forms they file under Section 16(a). Based solely upon a review of the copies of such reports furnished to us and written representations from such directors, officers, and stockholders, we believe that all such reports required to be filed during 2006 or prior fiscal years were filed on a timely basis, except in instances disclosed in our proxy statements for prior annual stockholders meetings.

COMPENSATION AND OTHER INFORMATION CONCERNING
DIRECTORS AND EXECUTIVE OFFICERS

Biographical Information

The following table sets forth biographical information regarding our executive officers as of April 30, 2007 (the ages shown are as of August 2, 2007).

Name	Age	Position

Christopher J. Calhoun	41	Chief Executive Officer
Marc H. Hedrick, MD	44	President
Mark E. Saad	37	Chief Financial Officer
Bruce A. Reuter	58	Senior Vice President — International Sales, Marketing & Distribution
Seijiro N. Shirahama	53	Senior Vice President — Asia Pacific
Douglas Arm, Ph.D.	38	Vice President — Development - Regenerative Cell Technology
Alexander M. Milstein, MD	48	Vice President — Clinical Development
John T. Ransom, Ph.D.	52	Vice President — Research - Regenerative Cell Technology

See “Proposal No. 1 Election of Directors” for biographical information regarding Mr. Calhoun and Dr. Hedrick.

Mark E. Saad joined us as Chief Financial Officer in June 2004. Until then, Mr. Saad served as Chief Operating Officer of UBS, Healthcare Investment Banking, New York, where he was responsible for global investment banking operations. Upon joining UBS in 1999, Mr. Saad served as Director / Executive Director covering life sciences sectors - biotechnology and medical devices. Mr. Saad held a significant role in building the UBS franchise to become the largest healthcare group on Wall Street. Before joining UBS, Mr. Saad held the position of Financial Analyst/Associate with Salomon, Smith Barney, Healthcare Investment Banking, New York, where he managed public and private transactions. Mr. Saad holds a BA from Villanova University, Philadelphia, PA.

Bruce A. Reuter was appointed Senior Vice President - International Sales, Marketing & Distribution in November 2006. He had served as Senior Vice President of Business Development from January 2004 to July 2006 and as Senior Vice President International Business from September 2002 to January 2004. From September 2001 to September 2002 he served as Vice President and General Manager of Bone Fixation Products, and from January 2001 to September 2001, he served as Vice President - Market Development. Before joining us, from January 1990 to October 2000, Mr. Reuter served as the Vice President and Managing Director of Mentor Corporation, a multi-national marketer of medical devices. He holds a BA from the University of Rhode Island and an MBA from Memphis State University.

Seijiro N. Shirahama was appointed Senior Vice President - Asia Pacific in November 2006. He had served as Vice President - Asia Pacific, from September 2002 to November 2006. Before that, from May 1999 to August 2002, he was President of Touchmetrics K.K., a diagnostic ultrasound firm. He held executive positions with Bristol-Myers Squibb K.K. from April 1997 to October 1998, and from March 1995 until March 1997, was the General Manager for Baxter Biotech Group in Tokyo, Japan. He holds a BA from Kanagawa University in Yokohama, Japan and an MA from the University of San Francisco.

Douglas Arm, PhD has served as Vice President of Development - Regenerative Cell Technology since February 2005. Before joining us, Dr. Arm spent more than eight years at Interpore Cross International, the last several years as Director of Biologics Research. Before joining Interpore, Dr. Arm completed a post-doctoral fellowship with Dr. Arnold Caplan at the Skeletal Research Center at Case Western Reserve University examining various aspects of mesenchymal stem cells. Dr. Arm obtained his BS in Biomedical Engineering from Johns Hopkins University in 1990, followed by his Ph.D. in Bioengineering from the University of Washington in 1995.

Alexander M. Milstein, MD joined the Company as Vice President - Clinical Development in June 2005.  Before joining us, Dr. Milstein held the position of Director of Clinical Research at Medtronic, Inc. from 2003 to November 2005, and as Director of Clinical Research and Development from November 2004 through May 2005. From 2000 to 2003, Dr. Milstein was employed by Guidant Corporation as Manager, Clinical Trials, where he developed and managed implementation of worldwide clinical development strategies for several device/drug combination cardiovascular products. Before joining Guidant, he was Manager of Clinical Operations at Acusphere, Inc., a specialty pharmaceutical company. Dr. Milstein obtained his MD degree from Moscow Medical Institute No. 2 (Pirogov) in Moscow, Russia.

John Ransom, PhD joined us as Vice President of Research - Regenerative Cell Technology in December 2005. From October 2000 to December 2005, Dr. Ransom was employed by Novasite Pharmaceuticals, Inc., most recently as Vice President, Biology. There he was responsible for conceptualization and development of a proprietary, target-multiplexed, high resolution screening system capable of detecting rare compound hits against G protein coupled receptors, particularly allosteric modulators against intractable, undruggable targets. His drug development work focused on finding candidates for neuropathic pain, and central nervous system and metabolic disorders. Before Novasite, Dr. Ransom was at Axiom Biotechnologies from September 1998 to September 2000, and with Cadus Pharmaceuticals from August 1995 until August 1997. He began his pharmaceutical career at Syntex Corporation in August 1987, and worked in the area of immunomodulation and anti-inflammatory drug development until July 1995. Dr. Ransom received his Ph.D. in Physiology from University of Texas Southwestern Medical School, Dallas in 1982, and performed post-doctoral fellowships at the National Jewish Center in Denver and at DNAX Research Institute.

Compensation Discussion and Analysis

Introduction

The primary objectives of our executive compensation plan are to:

•	align the financial interests of our executives with those of our stockholders;

•	attract, motivate and retain the executive talent required to successfully implement our business strategy; and

•	provide incentives for achieving our short-term and long-term goals.

To achieve these objectives, our Compensation Committee establishes and reviews compensation packages for our executive officers on an annual basis, consisting of a combination of salary, cash bonus, and stock options.

The Compensation Committee meets outside the presence of all of our executive officers to consider appropriate compensation for our CEO. For our other executive officers (including our CFO and each of our other three most highly compensated executive officers as of the end of the last fiscal year), the Compensation Committee meets outside the presence of all executive officers except our CEO.

The Compensation Committee considers the recommendations of Management when establishing compensation for our executive officers, but relies upon its own judgment to determine each individual’s compensation. Factors that affect the Compensation Committee’s judgment include each individual’s performance and scope of responsibilities, as well as overall Company performance. The Committee conducts a review of benchmark data in the annual Radford Global Life Sciences Survey (formerly known as the

Radford Biotechnology Survey) for other public biotechnology companies of similar employee headcount. The Compensation Committee also reviews compensation data from proxy statements and annual reports filed by certain public biotechnology companies of similar size market capitalization.

Elements of Executive Compensation

Executive compensation consists of the following elements:

Base Salary. Base salaries for our executives are established based on the scope of their responsibilities, and taking into account the Company’s budget guidelines, labor market conditions, and competitive market compensation paid by other companies for similar positions. Base salary for each executive officer is compared to the median (50th percentile) of the range of salaries for executives in similar positions at public biotechnology companies with 50-149 employees, as reported annually in the Radford Global Life Sciences Survey. However, the Compensation Committee exercises its subjective judgment when setting base salary figures for each executive. In addition to considering the median salaries paid by our peers, the Compensation Committee also considers internal equity with respect to our executives’ base salaries. Base salaries are reviewed and adjusted annually, to realign salaries with market levels (with an eye to the benchmark survey data) after taking into account individual responsibilities, performance and experience. This review occurs each year in the fourth quarter.

The 2007 base salary rates established for our 2006 Named Executive Officers are, as a group, 7.2% higher than the same individuals’ 2006 base salary rates. “2007” salaries are, in fact, effective from November 1, 2006 to October 31, 2007.

Annual Bonus. Our Compensation Committee has adopted the Cytori Therapeutics Executive Management Incentive Compensation (“EMIC”) Plan, which outlines executive pay objectives and establishes the criteria by which executive performance is measured. Under the EMIC Plan, executive performance is measured on a combination of overall company performance (50%) and the satisfaction of individual functional responsibilities and objectives (50%). The Compensation Committee, starting with recommendations from Management, establishes annual Company and individual performance objectives near the beginning of each calendar year.

Bonus targets are based on a percentage of the executive’s base salary, with the percentage generally intended to be somewhat below the median of the benchmark survey companies’ percentages. In the first quarter following completion of the last fiscal year, the Compensation Committee receives Management’s assessment of Company and individual executive performance, and awards annual cash bonuses in accordance with the Committee’s determinations. In cases of exceptional performance, the Compensation Committee may award an executive bonus equal to 150% of his target bonus. On the other hand, the EMIC Plan allows the payment of up to 50% of a target bonus amount for objectives that are not fully achieved. The bonus is ordinarily paid in a single installment in the first quarter following the completion of a given fiscal year.

The individual performance objectives tend to be keyed to the individual’s area of functional responsibility (e.g., strategy and capital development in the case of Mr. Calhoun and Mr. Saad, scientific and regulatory progress in the case of Dr. Hedrick and Dr. Ransom, and Japanese collaborations and relationships in the case of Mr. Shirahama).

2006 Compensation Decisions

Following are the bonus targets and weighting percentages used to calculate the 2006 bonuses for the Named Executive Officers (please see the “Summary Compensation Table” below for bonus amounts paid for performance in 2006).

Officer and Position	Bonus Potential as a % of Salary	Company Performance Weighting	Individual Performance Weighting	Bonus Awarded as a % of Salary

Christopher J. Calhoun, Chief Executive Officer	40%	50%	50%	29%
Mark E. Saad, Chief Financial Officer	25%	50%	50%	18%
Marc H. Hedrick, President	30%	50%	50%	23%
Seijiro N. Shirahama, Sr. Vice President - Asia Pacific	20%	50%	50%	16%
John Ransom, Vice President - RCT	15%	50%	50%	12%

The Committee concluded that the Company in large part successfully achieved several of its established goals, including:

•	Initiating clinical trials in at least two therapeutic applications;

•	Completing bone, soft tissue and cardiac preclinical work;

•	Improving against the Company’s budgeted results of $28.8 million loss; and

•	Increasing the Company’s stock visibility and liquidity.

The Committee concluded that the Company was not successful in achieving its established goal of divesting its biomaterials business during 2006.

As a result of these conclusions, the Committee assigned a 65% Company performance factor for 2006.

The Chief Executive Officer evaluates the Company’s performance and individual performance (for officers other than himself) through written evaluations. He provides the evaluations to the Compensation Committee along with his recommendations for the Company and each individual performance factor. The Compensation Committee reviews the performance and assessment of the Company and each executive officer and then evaluates the Chief Executive Officer and assigns the Company’s and each individual’s achievement factor.

For 2006, the Compensation Committee concluded that Mr. Calhoun had achieved at the 80% level his individual goals, which included formulating and refining the Company’s long-term strategic plan, creating a succession plan for the CEO position, and divesting the Company’s biomaterials business (which Mr. Calhoun was not successful in accomplishing during 2006). Individual performance factors for other executive officers ranged from 80% to 95%.

The target bonuses for 2007 for our 2006 Named Executive Officers, as a percentage of their 2007 base salaries, are 40% for Mr. Calhoun, 25% for Mr. Saad, 30% for Dr. Hedrick, 20% for Mr. Shirahama, and 15% for Dr. Ransom.

Stock Options. We believe that long-term performance is optimized through an ownership culture that encourages such performance by our executive officers through the use of stock options.

We believe that providing a significant portion of our executives’ total compensation package in stock options aligns the incentives of our executives with the interests of our shareholders and with our long-term success. The Compensation Committee develops its option award determinations based on its judgments as to whether the complete compensation packages provided to our executives, including prior equity awards, are sufficient to retain, motivate and adequately reward the executives. This judgment is based in part on information provided by benchmarking studies, as well as the following factors:

1.	our understanding of the incentivization power of stock options in companies such as this one;

2.	an assessment of the number of incentivizing stock options (either in-the-money or underwater) already held by our Named Executive Officers and other employees on a group basis; and

3.	an assessment of general industry economic conditions.

      Our policy is to grant stock options for senior executives only at a regularly-scheduled Compensation Committee meeting early in the first quarter of the year, or as hire inducement grants; and to grant all stock options with an exercise price equal to 100% of grant-date common stock fair market value. The Compensation Committee meeting dates are not connected to dates for release of Company information.

While the Compensation Committee intended last year to gradually increase the stock option portion of compensation as a total percentage of our executives’ overall compensation, a review of comparative companies’ proxy statements, however, led the Compensation Committee to decrease the amount of stock options it granted to our executives in 2007 versus 2006.

The stock options granted to our Named Executive Officers in 2006 are listed in the “Grants of Plan-Based Awards” table below. In February 2007, we issued to Mr. Calhoun, Mr. Saad, Dr. Hedrick, Mr. Shirahama and Dr. Ransom options to purchase up to 70,000, 50,000, 50,000, 30,000 and 20,000 shares of our common stock, respectively, all with 48-month vesting schedules.

Other Compensation. All of our executives are eligible to participate in our employee benefit plans, including medical, dental, vision, flexible spending, life insurance, disability insurance and 401(k) plans. These plans are available to all full-time employees and do not discriminate in favor of executive officers. In keeping with our philosophy to provide total compensation that is competitive with other companies in the biotechnology industry, but also with responsiveness to the growing corporate-governance trend disfavoring excessive “perks,” we do provide our executive officers with a limited level of perquisites. We provide supplemental long-term disability insurance for executive officers, a supplemental term life insurance policy for the CEO, and a tax preparation fee allowance for executive officers. We historically offered executives a monthly automobile allowance, which the Compensation Committee eliminated in 2006.

Final Analysis. Our current strategic objectives for executive compensation are to treat our executives fairly in return for their devoted efforts, and to avoid having the compensation program “get in the way” of what we believe are the realities of (a) an ongoing trend of meaningful progress toward success and (b) an incentivized, dedicated, collaborative management environment that is already in place. These are important objectives and we believe our practices help to achieve them.

Summary Compensation Table

The following table sets forth information concerning compensation earned for services rendered to us by the Chief Executive Officer, the Chief Financial Officer, and our next three most highly compensated executive officers for fiscal year 2006. Collectively, these are the “Named Executive Officers”.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Comp. (3)	Change in Pension Value and NQ Deferred Comp.	All Other Compen-sation	Total

Christopher J. Calhoun, Chief Executive Officer (PEO)	2006	$ 395,002	—	—	$ 250,592	$ 121,800	—	$18,588(4)	$ 786,342
Mark E. Saad, Chief Financial Officer (PFO)	2006	$ 329,169	—	—	$ 232,433	$ 63,438	—	$10,838(5)	$ 635,878
Marc H. Hedrick, President	2006	$ 331,669	—	—	$ 170,767	$ 84,863	—	$13,764(6)	$ 601,062
Seijiro N. Shirahama, Sr. Vice President - Asia Pacific	2006	$ 214,810	—	—	$ 227,636	$ 36,425	—	—(7)	$ 480,958
John Ransom, Vice President - Regenerative Cell Tech.	2006	$ 183,337	—	—	$ 208,139	$ 24,000	—	$10,781(8)	$ 426,256

(1)
Column (d) is used to record non-equity discretionary (non-incentive based) bonuses made to our NEO’s. We did not provide such bonuses in 2006, therefore nothing is reflected in this column. Cash bonuses paid under our EMIC Plan are disclosed in column (g).

(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to each of the named executives, in 2006 as well as prior fiscal years, in accordance with FAS 123R. Pursuant to the SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2006 grants, refer to note 18 of the financial statements in our Annual Report on Form 10-K, as filed with the SEC on April 2, 2007.

(3)	The amounts in column (g) reflect the cash awards under the 2006 EMIC Plan, which is discussed in further detail in the CD&A under the heading “Annual Bonus.”

(4)
All Other Compensation for Mr. Calhoun for 2006 includes supplemental long-term disability insurance premiums ($3,433), supplemental term life insurance premiums ($2,155), an automobile allowance ($11,000), and a tax preparation fee allowance ($2,000).

(5)	All Other Compensation for Dr. Hedrick for 2006 includes supplemental long-term disability insurance premiums ($1,764), an automobile allowance ($10,000), and a tax preparation fee allowance ($2,000).

(6)	All Other Compensation for Mr. Saad for 2006 includes supplemental long-term disability insurance premiums ($838), an automobile allowance ($8,000), and a tax preparation fee allowance ($2,000).

(7)	Dollar value of Mr. Shirahama’s 2006 perquisites and other personal benefits was less than $10,000.

(8)	All Other Compensation for Dr. Ransom for 2006 includes supplemental long-term disability insurance premiums ($781), an automobile allowance ($8,000), and a tax preparation fee allowance ($2,000).

Grants of Plan-Based Awards

    The following table sets forth information regarding grants of stock and option awards made to our Named Executive Officers during fiscal 2006:

(a)	(b)		(c-e)			(f-h)		(i)	(j)	(k)	(l)	(m)

		Potential 2006 Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:	All Other Option Awards:	Exercise or		Full Grant Date Fair
Named Officers	Grant Date	Thresh-old ($)	Target ($)	Maxi-mum ($)	Thresh-old (#)	Target (#)	Maxi-mum (#)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Base Price of Option Awards ($/Sh)(1)	Market Price on Date of Grant ($/Sh)	Value of Stock and Option Awards ($)(2)

Christopher J. Calhoun, Chief Executive Officer (PEO)	1/24/2006	-	$168,000	-	-	-	-	-	100,000	$7.04	$7.40	$499,000
Mark E. Saad, Chief Financial Officer (PFO)	1/24/2006	-	$87,500	-	-	-	-	-	70,000	$7.04	$7.40	$349,300
Marc H. Hedrick, President	1/24/2006	-	$109,500	-	-	-	-	-	70,000	$7.04	$7.40	$349,300
Seijiro N. Shirahama, Sr. Vice President - Asia Pacific	1/24/2006	-	$47,000	-	-	-	-	-	35,000	$7.04	$7.40	$174,650
John Ransom, Vice President - RCT	1/24/2006	-	$33,000	-	-	-	-	-	35,000	$7.04	$7.40	$175,350

(1)
Under our 1997 and 2004 Plans, grants of stock options must have an exercise price equal to or greater than their “fair market value” on the grant date. Until January 1, 2007, our “fair market value” was defined as the closing price of our common stock on the Nasdaq Global Market on the day immediately preceding the grant date. In November 2006, our Board of Directors adopted a policy to, beginning January 1, 2007, define the fair market value of our common stock for purposes of granting new stock options under the 1997 and 2004 Plan as the closing price of our common stock as quoted on the Nasdaq Global Market on the grant date.

(2)
Computed in accordance with FAS 123R. See note 18 of the financial statements in our Annual Report on Form 10-K, as filed with the SEC on April 2, 2007 regarding assumptions underlying valuation of equity awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2006. All of such awards are stock options.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

	Option Awards						Stock Awards
Name	Option Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-Exercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Ex-piration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Christopher J. Calhoun, Chief Executive Officer (PEO)	1/1/1999 1/1/2000 1/3/2001 2/8/2002 1/28/2003 6/2/2004 2/2/2005 1/24/2006	53,190 62,500 200,000 205,000 195,830 46,874 45,833 22,916	— — — — 4,170 28,126 54,167 77,084	— — — — — — — —	$0.15 $3.00 $7.06 $3.09 $4.40 $4.16 $3.12 $7.04	1/1/2009 1/1/2010 1/3/2011 2/8/2012 1/28/2013 6/2/2014 2/2/2015 1/24/2016	— — — — — — — —	— — — — — — — —	— — — — — — — —	— — — — — — — —
Mark E. Saad, Chief Financial Officer (PFO)	6/21/2004 2/2/2005 1/24/2006	118,748 32,083 16,041	71,252 37,917 53,959	— — —	$4.12 $3.12 $7.04	6/21/2014 2/2/2015 1/24/2016	— — —	— — —	— — —	— — —
Marc H. Hedrick, President	11/14/2002 1/28/2003 6/2/2004 2/2/2005 1/24/2006	150,000 24,478 31,249 32,083 16,041	— 522 18,751 37,917 53,959	— — — — —	$4.15 $4.40 $4.16 $3.12 $7.04	11/14/2012 1/28/2013 6/2/2014 2/2/2015 1/24/2016	— — — — —	— — — — —	— — — — —	— — — — —
Seijiro N. Shirahama, Sr. Vice President - Asia Pacific	10/28/2002 6/2/2004 2/2/2005 12/8/2005 1/24/2006	75,000 15,624 16,041 12,500 8,021	— 9,376 18,959 37,500 26,979	— — — — —	$4.14 $4.16 $3.12 $6.86 $7.04	10/28/2012 6/2/2014 2/2/2015 12/8/2015 1/24/2016	— — — — —	— — — — —	— — — — —	— — — — —
John Ransom, Vice President - RCT	12/19/2005 1/24/2006	12,500 —	37,500 35,000	— —	$7.44 $7.04	12/19/2015 1/24/2016	— —	— —	— —	— —

(1)	For a better understanding of this table, we have included an additional column showing the grant date of the stock options.

(2)
Generally, awards issued under the 1997 or 2004 plans are subject to four-year vesting, and have a contractual term of 10 years. Awards presented in this table contain one of the following two vesting provisions:

•	25% of a granted award vests after one year of service, while an additional 1/48 of the award vests at the end of each month thereafter for 36 months, or

•	1/48 of the award vests at the end of each month over a four-year period.

Option Exercises and Stock Vested

The following table sets forth information regarding options exercised and shares of common stock acquired upon vesting by our Named Executive Officers during the fiscal ended December 31, 2006:

(a)	(b)	(c)	(d)	(e)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Christopher J. Calhoun, Chief Executive Officer (PEO)	53,060	$400,597	—	—
Mark E. Saad, Chief Financial Officer (PFO)	—	—	—	—
Marc H. Hedrick, President	—	—	—	—
Seijiro N. Shirahama, Sr. Vice President - Asia Pacific	—	—	—	—
John Ransom, Vice President - RCT	—	—	—	—

Pension Benefits

We did not have a pension plan nor did we provide pension benefits to our Named Executive Officers (or any other employees) during fiscal 2006.

Nonqualifed Deferred Compensation

We did not permit compensation deferral by our Named Executive Officers (or any other employees) during fiscal 2006.

Potential Payments Upon Termination or Change In Control

We do not have any arrangements with our Named Executive Officers providing for post-termination compensation.

Director Compensation

The following table summarizes director compensation during fiscal year 2006.

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)

Director Name(1)	Fees Earned or Paid in Cash(2) ($)		Stock Awards ($)	Option Awards(4) (5) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Marshall G. Cox, Chairman(6)	$88,500	(3)	-	$130,813	-	-	-	$219,313
Paul Hawran	$46,000		-	$74,613	-	-	-	$120,613
Ronald Henriksen(6)	$48,000		-	$90,654	-	-	-	$138,564
E. Carmack Holmes, MD	$28,500		-	$92,715	-	-	-	$121,215
David Rickey	$41,000		-	$88,347	-	-	-	$129,347

(1)
Mr. Calhoun and Dr. Hedrick are not included in this table as they are employees of the Company and receive no extra compensation for their services as a Director. The compensation received by Mr. Calhoun and Dr. Hedrick as employees of the Company is shown in the Summary Compensation Table and the three stock-option-related tables above.

(2)
Each non-employee director and Mr. Cox receive a $5,000 quarterly retainer, a fee of $2,000 per quarterly meeting attended, and a fee of $2,000 per special meeting attended in person. Attendance of telephonic meetings is compensated at $500 per meeting. Compensation Committee members receive $1,000 per meeting attended, Governance and Nominating Committee members receive $2,000 per meeting attended, Audit Committee members receive $2,000 per meeting attended, and Special Pricing Committee members receive $500 per meeting attended. The Chairmen of the Audit Committee and the Governance and Nominating Committee each receive an additional annual stipend of $5,000.

(3)	Mr. Cox was employed by us in 2006 in his capacity of Chairman of the Board. His 2006 salary was $60,000, and he received standard employee medical benefits.

(4)
Column (d) represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options previously granted to the directors, in 2006 as well as prior fiscal years, in accordance with FAS 123R. Pursuant to the SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2006 grants, refer to note 18 of the financial statements in our Annual Report on Form 10-K, as filed with the SEC on April 2, 2007.

(5)
As of December 31, 2006, the following directors held options to purchase the respective number of shares of our common stock: Marshall Cox 460,000, Paul Hawran 85,000, Ronald Henriksen 205,000, E. Carmack Holmes 155,000, David Rickey 180,000.

(6)	Mr. Cox was our Chairman of the Board until April 26, 2007. As of April 26, 2007, Mr. Henriksen is serving as our Interim Chairman of the Board.

Equity Compensation Paid to Directors for Fiscal Year 2006

(a)	(b)	(c)	(d)	(e)	(f)	(g)

Director Name	Grant Date	Option Awards (#)	Grant Date Fair Value of Option Awards(1) ($)	Stock Awards (#)	Grant Date Fair Value of Stock Awards ($)	Total Value of Equity Awards for 2006 ($)

Marshall G. Cox, Chairman(2)	4/6/2006	50,000	$309,440	-	-	$309,440
Paul W. Hawran	4/6/2006	35,000	$216,608	-	-	$216,608
Ronald Henriksen(2)	4/6/2006	35,000	$216,608	-	-	$216,608
E. Carmack Holmes, MD	4/6/2006	35,000	$216,608	-	-	$216,608
David Rickey	4/6/2006	35,000	$216,608	-	-	$216,608

(1)	The grant date fair value of all option awards granted to the directors and all Named Executive Officers in 2006 was $6.19 per share.

(2)	Mr. Cox was our Chairman of the Board until April 26, 2007. As of April 26, 2007, Mr. Henriksen is serving as our Interim Chairman of the Board.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2006, relating to our equity compensation plans pursuant to which grants of options, restricted stock or other rights to acquire shares may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	4,409,286	$4.22	430,653
Equity compensation plans not approved by security holders(1)	1,524,743	$5.80	2,413,691
Total	5,934,029	$4.62	2,844,344

(1)
The maximum number of shares shall be cumulatively increased on the first January 1 after the Effective Date, August 24, 2004, and each January 1 thereafter for 9 more years, by a number of shares equal to the lesser of (a) 2% of the number of shares issued and outstanding on the immediately preceding December 31, and (b) a number of shares set by the Board.

On August 24, 2004, the 2004 Equity Incentive Plan of MacroPore Biosurgery, Inc. (the “Plan”) became effective upon approval by our Board of Directors. (MacroPore Biosurgery, Inc. is our former corporate name.) The Plan is designed to provide our employees, directors and consultants the opportunity to purchase our common stock through non-qualified stock options, stock appreciation rights, restricted stock units, or restricted stock and cash awards. The Compensation Committee of the Board shall administer the Plan and determine the number of shares underlying each award, the vesting of such shares and other important terms of awards pursuant to the terms of the Plan. Awards may be granted under the Plan over a ten-year period and the Board has initially reserved 3,000,000 shares of common stock for issuance under the Plan. The maximum number of shares reserved for issuance under the Plan may be cumulatively increased (subject to Board discretion) on an annual basis beginning January 1, 2005, as provided in the footnote to the Equity Compensation Plan Information table.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee provided the following statement:

“The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in the annual meeting proxy statement on Schedule 14A.

Respectfully submitted,

Compensation Committee of the Board of Directors
David M. Rickey, Chair
Paul W. Hawran
Ronald D. Henriksen

April 30, 2007”

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report and the following Audit Committee Report and the Comparative Stock Performance Graph shall not be incorporated by reference into any such filings.

AUDIT MATTERS

Report of the Audit Committee

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the Company’s registered public accounting firm. Each of the members of the Audit Committee meets the independence requirements of Nasdaq.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee provided the following report:

“The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2006 with the Company’s management and the Company’s independent registered public accounting firm, KPMG LLP (“KPMG”). The Audit Committee has discussed with KPMG the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications. The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and concluded that the non-audit services performed by KPMG are compatible with maintaining their independence.

Based upon the Audit Committee’s review and discussions as noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee of the Board of Directors
Paul W. Hawran, Chair
Ronald D. Henriksen
David M. Rickey

April 30, 2007”

Principal Accountant Fees and Services

The Audit Committee has appointed KMPG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. The Audit Committee reviews and must pre-approve all audit and non-audit services performed by KPMG LLP as well as the fees charged by KPMG LLP for such services. No fees were approved under the Regulation S-X Rule 2.01(c)(7)(i)(C) exception to the pre-approval requirement. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible impact of the performance of such services on the accounting firm’s independence.

The following table shows the aggregate fees paid or accrued by the Company for the audit and other services provided by KPMG LLP for fiscal years ended December 31, 2005 and December 31, 2006.

	2006	2005
Audit fees (1)	$ 524,427	$ 491,474
Audit related fees (2)	—	—
Tax Fees (3)	$ 22,253	$ 70,128
All other fees (4)	—	—
Total	$ 546,680	$ 559,602

(1) ((1)
Audit fees consist of fees for professional services performed by KPMG LLP for the integrated audit of our annual financial statements (and internal control over financial reporting) included in our Form 10-K filing and review of financial statements included in our quarterly Form 10-Q filings, reviews of registration statements and issuances of consents, and services that are normally provided in connection with statutory and regulatory filings or engagements.

((2) (2)
Audit related fees consist of fees for assurance and related services performed by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements. No such fees were incurred in 2005 or 2006.

(3) ((3)
Tax fees consist of fees for professional services performed by KPMG LLP with respect to tax compliance, tax advice and tax planning. In 2005, these fees were related to the preparation of tax returns in the United States, FAS 109 training, and tax advice regarding the Olympus transactions. In 2006, these fees were related to the preparation of tax returns and tax advice and consultation related to stock options and the implementation of FAS 123R.

(4) ((4)	All other fees consist of fees for other permissible work performed by KPMG LLP that does not meet with the above category descriptions. No such fees were incurred in 2005 or 2006.

COMPARATIVE STOCK PERFORMANCE GRAPH

The following graph shows how (assuming reinvestment of all dividends) an initial investment of $100 in our common stock would have compared to an equal investment in the Nasdaq Composite Index and the Amex Biotechnology Index during the period from December 31, 2001, through December 31, 2006. The performance shown is not necessarily indicative of future price performance.

OTHER MATTERS

Stockholders Sharing the Same Address

In accordance with notices previously sent to many stockholders who hold their shares through a band, broker or other holder of record (a “street-name stockholder”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 458-0900. The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

Stockholder Proposals for the 2008 Meeting

Stockholders are hereby notified that, if they intend to submit proposals for inclusion in our Proxy Statement and proxy for our 2008 Annual Meeting of stockholders, such proposals must be received by us no later than February 22, 2008 and must otherwise be in compliance with applicable Securities and Exchange Commission regulations. If our annual meeting date is substantially earlier or later in 2008 than in 2007, we have the right to change this deadline and give notice of the new deadline in a report filed with the Securities and Exchange Commission.

MISCELLANEOUS

Our Board of Directors knows of no other business to be presented at our Annual Meeting.  If other matters properly come before our Annual Meeting, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons holding such proxies.

By Order of the Board of Directors,

CHRISTOPHER J. CALHOUN
Chief Executive Officer

COMPUTERSHARE, INC. 250 ROYALL STREET CANTON, MA 02021	VOTE BY INTERNET - www.proxyvote.com
Use  the  Internet  to  transmit  your  voting  instructions  and  for  electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off  date  or  meeting  date.  Have  your  proxy  card  in  hand  when  you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Cytori Therapeutics, Inc.
in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the
Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future  years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern Time the day before the cut-off date or meeting date.
Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark,  sign  and  date  your  proxy  card  and  return  it  in  the  postage-paid envelope  we  have  provided  or  return  it  to  Cytori  Therapeutics,  Inc.,
c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CYTTH1 KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CYTORI THERAPEUTICS, INC.

Vote On Directors	Vote On Proposal

1. The Board of Directors recommends a vote FOR each of the listed director nominees.	For	Against	Abstain	The Board of Directors recommends a vote FOR the following proposal.	For	Against	Abstain
1a - Christopher J. Calhoun	☐	☐	☐	2. To ratify the selection of KPMG LLP as independent registered public accounting firm of Cytori for the fiscal year ending	☐	☐	☐
1b - Paul W. Hawran	☐	☐	☐	December 31, 2007
1c - Marc H. Hedrick, MD	☐	☐	☐	3. By my signature below, I confer to the named proxies discretionary authority on any other business that may properly come before the	☐	☐	☐
1d - Ronald D. Henriksen	☐	☐	☐	Annual Meeting or any adjournment or postponement of the Annual Meeting.
1e - E. Carmack Holmes, MD	☐	☐	☐
1f - David M. Rickey	☐	☐	☐

Please sign exactly as your name appears on this card. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each stockholder should sign.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy - CYTORI THERAPEUTICS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 2, 2007

The undersigned hereby appoints Christopher J. Calhoun and Marc H. Hedrick, MD, or either of them, as proxy holders each with full power of substitution, to appear on behalf and to vote all shares of common stock of Cytori Therapeutics, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on August 2, 2007, and at any postponement or adjournment thereof.

When properly executed, this proxy will be voted as directed. If properly executed and no instructions are specified, this proxy will be voted FOR the election of the listed Nominees as Directors and FOR the ratification of the selection of KPMG LLP to function as the Company's Independent Registered Public Accounting firm.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.